EXHIBIT 2.5

COSAN LIMITED,

as Company

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Registrar and Transfer Agent

____________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 18, 2021

____________________

5.500% Senior Notes
Due September 20, 2029

FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of February 18, 2021, between COSAN LIMITED, a limited liability exempted company organized under the laws of Bermuda (the “Company”), Cosan S.A., a sociedade anônima (corporation) organized and validly existing under the laws of the Federative Republic of Brazil, as the Successor Company (the “Successor Company”), and U.S. Bank National Association, as trustee, principal paying agent, registrar and transfer agent (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to the Indenture dated as of July 31, 2019, (the “Indenture”), relating to the Company’s 5.950% senior notes due September 20, 2029 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture permits the Company and the Trustee, together, to amend or supplement the Indenture for the purposes set forth herein without the consent of Holders;

WHEREAS, on or about January 22, 2021, the Company will merge (the “Merger”) with and into the Successory Company;

WHEREAS, The Successory Company will be the continuing Person following the Merger, and the Successor Company has agreed to expressly assume by this Supplemental Indenture all of the obligations of the Company under the Indenture and the Notes;

WHEREAS, the Trustee has received an Officers’ Certificate from the Company in accordance with Sections 5(a)(iv) and 10.03 of the Indenture and an Opinion of Counsel in accordance with Sections 5(a)(iv),  9.04 and 10.03 of the Indenture;

WHEREAS, each of the conditions in the Indenture necessary to give effect to the amendments set forth herein have been satisfied;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01.      Definitions.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.   All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.

Section 1.02.      Headings.  The headings of the sections herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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Article 2
Assumption of Obligations

Section 2.01.      Assumption of Obligations. The Successor Company hereby assumes all of the Company’s obligations under the Indenture and the Notes including, but not limited to, the due and punctual payment of principal of and premium, if any, and interest and Additional Amounts, if any, on the Notes in accordance with the terms of the the Indenture and the Notes.

Article 3
Ratification of Other Terms and Conditions of the Indenture

Section 3.01.      Indenture to remain in effect.  Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms.  Upon the execution of this Supplemental Indenture, the Indenture, the Notes shall be deemed to be modified and amended in accordance with this Supplemental Indenture and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Article 4
Miscellaneous

Section 4.01.      Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes.  Nothing in this Supplemental Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Notes.

Section 4.02.      No Recourse Against Others.  No director, officer, employee or shareholder, as such, of the Company, the Trustee or the Principal Paying Agent shall have any liability for any obligations of the Company or the Trustee respectively, under the Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder is deemed to have waived and released all such liability. The waiver and release was deemed be part of the consideration for the issue of Notes.

Section 4.03.      Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.04.      Submission to Jurisdiction; Agent for Service; Waiver of Immunities.  (a) By the execution and delivery of this Supplemental Indenture, the Successor Company (i) acknowledges that it hereby designates and appoints Cogency Global Inc. the (“Authorized Agent”) located at 122 East 42nd Street, 18th Floor New York, NY 10168, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes or the Indenture, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Authorized Agent has accepted such designation.

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(b)            The parties hereto ratify the provisions of Section 10.07 of the Indenture with respect to this Supplemental Indenture, as if such provisions were set forth in their entirety herein.

Section 4.05.      Successors.  All agreements of the Successor Company hereunder and under the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 4.06.      Duplicate Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 4.07.      Separability.  In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 4.08.      No Liability of the Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or the Notes or for or in respect of the recitals contained herein, all of which are made solely by the Company.

[Remainder of Page Intentionally Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

COSAN LIMITED as the Company
By:	/s/ Marcelo Eduardo Martins
Name: Marcelo Eduardo Martins
Title: CFO

By:	/s/ Luis Henrique Guimarães
Name: Luis Henrique Guimarães
Title: CEO

COSAN S.A. as the Successor Company
By:	/s/ Marcelo Eduardo Martins
Name: Marcelo Eduardo Martins
Title: CFO

By:	/s/ Luis Henrique Guimarães
Name: Luis Henrique Guimarães
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION as Trustee, Principal Paying Agent, Registrar and Transfer Agent By: U.S. Bank National Association
By:	/s/ Michelle Mena-Rosado
Name: Michelle Mena-Rosado
Title: Vice President